EXHIBIT 11
                           HASBRO, INC. AND SUBSIDIARIES

                         Computation of Earnings Per Share

              (Thousands of Dollars and Shares Except Per Share Data)


                                1996             1995             1994
                           ---------------  ---------------  ---------------
                                    Fully            Fully            Fully
                           Primary Diluted  Primary Diluted  Primary Diluted
                           ------- -------  ------- -------  ------- -------
Net earnings before
 cumulative effect of
 change in accounting
 principles               $199,912 199,912  155,571 155,571  179,315 179,315
Interest and amortization
 on convertible notes,
 net of taxes                    -   5,757        -   5,763        -   5,764
                           ------- -------  ------- -------  ------- -------
Net earnings before
 cumulative effect of
 change in accounting
 principles applicable
 to common shares          199,912 205,669  155,571 161,334  179,315 185,079
Cumulative effect of
 change in accounting
 principles                      -       -        -       -   (4,282) (4,282)
                           ------- -------  ------- -------  ------- -------
Net earnings applicable
 to common shares         $199,912 205,669  155,571 161,334  175,033 180,797
                           ======= =======  ======= =======  ======= =======

Weighted average number
 of shares outstanding: (a)
  Outstanding at
   beginning of period     131,017 131,017  131,293 131,293  131,693 131,693
  Exercise of stock
   options and warrants:
    Actual                     502     502      306     306      458     458
    Assumed                  1,816   2,152      864     995    2,292   2,292
 Conversion of convertible
  notes:
    Actual                       6       6        -       -        -       -
    Assumed                      -   7,666        -   7,671        -   7,671
  Purchase of common stock  (1,485) (1,485)     (84)    (84)    (447)   (447)
                           ------- -------  ------- -------  ------- -------
    Total                  131,856 139,858  132,379 140,181  133,996 141,667
                           ======= =======  ======= =======  ======= =======

Per common share: (a)
 Earnings before
  cumulative effect of
  change in accounting
  principles              $   1.52    1.47     1.18    1.15     1.34    1.31
 Cumulative effect of
  change in accounting
  principles                     -       -        -       -     (.03)   (.03)
                           ------- -------  ------- -------  ------- -------
Net earnings              $   1.52    1.47     1.18    1.15     1.31    1.28
                           ======= =======  ======= =======  ======= =======

(a) Adjusted to reflect the three-for-two stock split declared on February 19, 1997 for payment on March 21, 1997.